Exhibit 99.1

CASELLA WASTE SYSTEMS, INC.

ANNOUNCES PRICING OF NOTES OFFERING

RUTLAND, VERMONT (July 1, 2009) – Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, announced today that it has priced the previously announced offering of $180 million aggregate principal amount of 11.00% senior secured second lien notes due 2014 (the “Notes”) at an issue price of 97.212% of the principal amount of the Notes.  The issuance of the Notes is anticipated to close on July 9, 2009.  The Notes will pay interest on a semi-annual basis.

The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Casella intends to use the net proceeds from the offering to repay a portion of the borrowings under its existing senior secured credit facility.  The closing of the offering will be conditioned on customary closing conditions and the closing of a new senior secured first lien credit facility which will be used to refinance the balance of the borrowings under Casella’s existing senior secured credit facility.

The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Casella Waste Systems, Inc.

Casella Waste Systems is an integrated solid waste and resource management company headquartered in Rutland, Vermont. For further information, investors should contact Ned Coletta, director of investor relations at (802) 772-2239; or visit Casella’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as Casella “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative.  Among the forward looking statements in this press release are statements regarding the closing of the offering of the Notes, the expected net proceeds to Casella as a result of the offering of the Notes and the intended use of the proceeds from the Note offering.  All of these forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: Casella’s ability to consummate the issuance of the Notes, Casella’s ability to complete the refinancing of its senior secured credit facility; current economic conditions have adversely affected Casella’s revenues and its operating margin and as a result Casella would be in default under its senior secured credit facility but for a waiver it has obtained, which will cease to be effective if Casella does not successfully complete its refinancing described above in this press release before July 31, 2009; Casella may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; Casella may be required to incur capital expenditures in excess of its estimates; fluctuations in the commodity pricing of its recyclables may make it more difficult for Casella to predict its results of operations or meet its estimates; and Casella may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause Casella’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the year ended April 30, 2009. Casella does not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required.